                                                              EXHIBIT 10.23



                           ASSET PURCHASE AGREEMENT
       (Sections B, C, D and E - Palace View Resort, Branson, Missouri)
        --------------------------------------------------------------


     This Asset Purchase Agreement (this "Agreement") is made effective on the date indicated hereinbelow that the last party executed this Agreement (the "Effective Date"), between Capitol Communities Corporation, a Nevada corporation (the "Buyer"), and PVP Development Company, LLC, an Arkansas limited liability Company (the "Seller").


                                PREMISES:

     Seller is the owner and operator of undeveloped land consisting of "Sections B, C, D and E - Palace View Resort," located Branson, Missouri, consisting of approximately 20.71 acres of land of which approximately 9.14 acres has been platted for development as Section B, consisting of sixteen (16) separate building pads (Pads 1 through 16). Seller has constructed a six (6) unit condominium building on Pad 1 and has commenced the sale of timeshare weeks from the building, which building shall be retained by Seller and excluded from the application of this Agreement.

                                  WITNESSETH:

     1. Sale and Purchase. The Seller agrees to sell, and the Buyer agrees to
        -----------------
purchase on the terms hereafter stated, all of the Seller's right, title and interest in and to the following described property and improvements (hereafter collectively called the "Project"):

     1.1 Real Property
         -------------

     (a) All of Seller's land, together with the improvements, fixtures and other items of real property now or hereafter located on such land situated in Branson, Taney County, Missouri, and all Seller's interests in real estate in Branson, Taney County, Missouri, including, but not limited to Seller's rights and interests as a declarant, and the real property more particularly described on Schedule 1.1(a) attached as a part hereof (all of the foregoing are referred to herein as the "Real Property");

     (b) All easements, rights of ways, privileges, appurtenances and other rights pertaining to said Real Property;


ASSET PURCHASE AGREEMENT/PAGE 1

     (c) All right, title and interest, if any, of the Seller in and to:

         (1) Any land lying in the bed of any street, in front of or adjoining the Real Property.

         (2) Any award made or to be made in lieu thereof;

         (3) Any unpaid award for damage to the Real Property by reason of change of street grade or otherwise;

         (4) Any strips and small parcels of land adjoining the Real Property;
     and


     1.2 Tangible Personal Property.  All of Seller's rights in all tangible
         --------------------------
personal property (the "Tangible Personal Property") located on the Real Property and used in the ownership, financing, operation and maintenance of the aforesaid improvements and land. The Tangible Personal Property will be conveyed at Closing in an "as-is" condition.

     1.3 Intangible Personal Property.  All the following intangible personal
         ----------------------------
property which is in the possession of the Seller and affiliates ("Intangible Personal Property") and used in the ownership, financing, operation and maintenance of the Real Property: all contract rights relating to the Real Property, deposits, permits, warranties, instruments, documents of title, and business records pertaining to the Real Property; architect's construction plans and specifications; contractor's warranties and guarantees; and all rights to all trademarks and tradenames, including the non-exclusive right to use the tradename, "Palace View", and all artwork, brochures, artistic renderings and advertising material.

     1.4 Leases.  All rights of the lessor in the lease agreements (the
         ------
"Leases") for lease of any portion of the Real Property, if any, together with all security deposits held pursuant to the Leases, if any.

     1.5 Certain Contracts.  Seller will assign to Buyer all Seller's rights and
         -----------------
Buyer shall assume the obligations of Seller pursuant to the Condominium Declaration of Condominium for Palace View Resort Condominium dated ____________, 1997, including ancillary documents thereto, the By-laws, the Articles of Incorporation and By-laws of the Palace View Resort Condominium Owners Association, Inc. (the "POA") and the agreements between the Seller and the POA (the "Management Agreements"). Buyer agrees to abide by the By-laws of the POA.

     Seller shall deliver to Buyer at Closing all instruments necessary to convey the Project.

     2. Purchase Price and Payment Terms.
        ---------------------------------

     2.1 Purchase Price. The Purchase Price (the "Purchase Price") for the
         --------------
Project shall be Three Million Three Hundred Thousand Dollars ($3,300,000.00).

     2.2 Payment of Purchase Price. The Purchase Price shall be paid in full at
         -------------------------
Closing by good funds in U.S. Dollars.

     2.3 Earnest Money Deposit. Contemporaneously with the execution of this
         ---------------------
Agreement, Buyer shall deliver the sum of Twenty Thousand Dollars ($20,000.00) to Tri-Lakes Title Company, Inc. ("Escrow Agent"), as escrow agent, to be held as earnest money (the "Earnest Money Deposit"). If all the conditions precedent to Buyer's obligations under this Agreement are satisfied in full or expressly waived, the Earnest Money Deposit shall be applied to the Purchase Price at Closing. If, after fulfillment of all the conditions precedent to Buyer's obligations hereunder, fulfillment of title conditions and tender of full and complete performance by Seller, Buyer should otherwise fail to fulfill its obligation to tender the Purchase Price at Closing, the parties agree that the Earnest Money Deposit shall be paid to Seller as liquidated damages for Buyer's breach hereof.

     2.4 Allocation of Purchase Price. With respect to the assets being sold by
         ----------------------------
Seller to Buyer pursuant to this Agreement, the Buyer and Seller agree to allocate the Purchase Price among such assets in accordance with the Allocation of Purchase Price to be set forth in a schedule which will be prepared and approved by Buyer and Seller at or prior to Closing. Each party agrees to file Form 8594 pursuant to Section 1060 of the Internal Revenue Code of 1986 in accordance with the allocation made pursuant to this section. Buyer represents that its taxpayer identification number is 88-0361144. Seller represents that its taxpayer identification number is 71-0780209. Each of Buyer and Seller agree, prior to filing the Form 8594 with the Internal Revenue Service, to provide to each other a true, complete and legible copy of its Form 8594 it shall file with the Internal Revenue Service in order to ensure that the filings will be consistent.

     3. Title and Survey.
        -----------------

     3.1 Title Commitment. On or before 5:00 o'clock p.m. central daylight
         ----------------
savings time on the 15/th/ day after the Effective Date, the Seller will provide to the Buyer a preliminary binder for issuance of an ALTA owner's title insurance policy (the "Title Commitment")

ASSET PURCHASE AGREEMENT/PAGE 3
reflecting Buyer as the proposed insured, in the amount equal to the Purchase Price, issued by Tri-Lakes Title Company, Inc., as agent for Chicago Title Insurance Company, showing fee simple title to the Project to be in Seller, and containing only the exceptions (hereafter called the "Permitted Exceptions") described on Schedule 3.1 attached hereto and made a part hereof, together with copies of all documents listed therein as exceptions to title. After receipt of the preliminary title binder and copies of all documents listed therein as exceptions to title, Buyer shall be allowed fifteen (15) days to notify Seller in writing of any objections to Seller's title to the Real Property. Said objections shall be in writing or be deemed waived. Upon receipt of any written objections, Seller shall promptly undertake to correct the defects in title objected to by the Buyer. If the Seller is unable to correct such defects within one hundred twenty (120) days after Seller's receipt of any written objections to title, the Buyer will have the option to waive such defect or terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder. If the title binder discloses judgments, bankruptcies or other exceptions against other persons having names the same as or similar to that of the Seller, the Seller, on request, shall deliver to the Buyer and the title company affidavits showing that such judgments, bankruptcies or other exceptions are not against the Seller. Seller shall also deliver any affidavits and documentary evidence required by the title company to eliminate all exceptions other than the Permitted Exceptions appearing in the title binder.

     3.2 Title Policy.  On the Closing Date, Buyer may obtain, at Buyer's
         ------------
sole cost and expense, if there is any additional cost, an owner's policy of title insurance issued pursuant to the Title Commitment.

     3.3 Survey.  On or before 5:00 o'clock p.m. central daylight savings
         ------
time on the 15th day after the Effective Date, Seller shall deliver to Buyer a current ALTA-ACSM survey of the Real Property certified to Buyer and the title company, with the signature and seal of a Registered Land Surveyor for the State of Missouri showing all easements affecting the land, the relation of the land to public thoroughfares for access purposes, the location of all buildings, and improvements and legal description compatible with Schedule 1.1(a), and sufficient to convey title to the Real Property.

     3.4 Environmental Report; Investigation.  The Seller shall, promptly
         -----------------------------------
after the Effective Date, provide the Buyer with all books, records and documents (collectively, the "Documents") pertaining to the Project and the operation thereof (to the extent not theretofore furnished), including, without limitation, all documents referred to in this Agreement and the schedules annexed hereto, and all financial statements and contracts of and for the Palace View Resort Condominium Owners Association, Inc. Contemporaneously with the execution of this Agreement by both Seller and Buyer, Buyer


ASSET PURCHASE AGREEMENT/PAGE 4
shall have the right, at Buyer's expense, to (i) engage environmental engineering firm acceptable to Buyer to prepare and deliver to Buyer before Closing, an environmental audit for the Project and (ii) engage structural; engineers, consultants, and firms to thoroughly inspect, audit and test the Project for the existence of any poor conditions or defects in the structure or the mechanical, electrical or plumbing systems serving the Project, or its compliance with "Americans with Disabilities Act" and other regulatory requirements. The scope, sequence and timing of the environmental audit and/or the structural inspection shall be at the sole discretion of Buyer, and the environmental audit and/or the structural inspection shall be commenced as soon as reasonably practicable after the Effective Date.

     Buyer shall have the right, without the obligation, to enter upon the Project prior to the Closing to undertake sampling at the Project at Buyer's own expense. Seller shall, upon request of Buyer, provide to Buyer a description of all known operations, past and present, undertaken at the Project and any existing building construction and as-built plans and drawings and maps and diagrams designating the location of past and present operations and past and present storage of hazardous material, above and below ground, at the Project. If Buyer's sampling reveals that there has been a spill or discharge of a hazardous substance or waste or the existence of any hazardous material at the Project, or if the inspections performed by Buyer or any of its contractors indicate any unsatisfactory condition of the Project, Seller shall have the right to correct any such unsatisfactory condition within 90 days after receipt of notice from Buyer that such unsatisfactory condition exists. If such unsatisfactory conditions are not corrected within such 90-day period, the Buyer may elect to terminate this Agreement, or close and accept the Project subject to such unsatisfactory conditions.

     4.  Representations and Warranties of Seller. To induce Buyer to enter
         ----------------------------------------
into this Agreement, Seller makes the following representations and warranties, each of which is material and relied upon by Buyer and shall be true as of the Closing Date:

     4.1.  Authorization.  The Seller (i) is a limited liability company duly
           -------------
organized, validly existing and in good standing under the laws of the State of Arkansas, (ii) has the power and authority to sell and convey the Project; and
(iii) prior to the Closing, shall have taken all actions required for the consummation of the transactions contemplated by this Agreement, or any other document delivered or to be delivered in connection with this Agreement;

     4.2   Title.  Seller is the sole owner of good, fee simple, unencumbered,
           -----
marketable title to all of the real and personal property to be sold to Buyer under this Agreement, subject only to the liens and encumbrances expressly stated in the Title Commitment.


ASSET PURCHASE AGREEMENT/PAGE 5

     4.3   Easements and Encroachments.  Except as expressly stated in the Title
           ---------------------------
Commitment, there are no encroachments, easements, or rights-of-way on, over, under, or across the Project or any part of it. No part of the buildings or structures on the Project encroach on any other property and all improvements on the Project are fully within its boundaries and violate no set back requirements.

     4.4   Regulations and Restrictions.  To the best knowledge of Seller, none
           ----------------------------
of the improvements on the Project violate any ordinance, regulation or restriction of the City of Branson, Missouri or any other governmental authority, or any restrictions, covenants, or agreements of any kind or nature. To the best knowledge of Seller, the Project is properly zoned for its current use and no part of the Project is subject to any building or use restrictions or easements or right of way which will impair or interfere with the continued use of the Project as it is presently used, except as disclosed in Schedule 4.4, affixed hereto. To the best knowledge of Seller, no part of the Project is subject to any building or use restrictions or any easements or right-of-way, except as disclosed in Schedule 4.4, which will impair or interfere with the continued use of the Project as it is presently used. Seller has received no notices of any violations of any rule, regulation, code, resolution, ordinance, statute, or law involving the use, maintenance, operation, or condition of the Project or improvements. To the best knowledge of Seller, all installations and improvements on the Project fully and duly comply with all applicable resolutions, statutes, rules, regulations and codes of the City of Branson, the County of Taney, and State of Missouri, and all governmental agencies having jurisdiction over the Project, and the requirements of all Boards of Underwriters (or similar agencies).

     4.5   Improvements and Systems.  To the best knowledge of Seller, the
           ------------------------
structural components of the Real Property (including all its mechanical, electrical, plumbing and structural components) has been constructed in a good workmanlike manner and in compliance with all applicable laws, statutes, codes, and requirements of all governmental authorities having jurisdiction and all Boards of Underwriters, and the Real Property and all parts thereof are structurally safe and sound and in good operating condition. Seller does not know or have reason to know of any defects in or about any part of the Project which is impairing or interfering, or may impair or interfere, with the day use and operation of the Project as it is presently used.

     4.6   Taxes.  Seller has timely paid, or will pay at or prior to Closing,
           -----
all of its taxes and assessments with respect to the Project or its operation which are or could become liens against the Project, in accordance with the apportionments required by Section 7.1 (b) herein.

     4.7  Mechanic's and Materialman's Liens.  All labor performed and materials
          ----------------------------------
supplied for the Project have been fully paid by Seller, or will be paid by Seller at Closing, and no mechanic's lien or other lien may be claimed by any person for such labor or materials. If, subsequent to the Closing Date, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Project, or any portion thereof as a result of labor or material supplied to the Project on or prior to the Closing Date, within two (2) days after notice to the Seller of the filing thereof, the Seller shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Project.

     4.8  Condemnation Proceedings.  No condemnation proceedings are pending, or
          ------------------------
to the best of Seller's knowledge are threatened, against the Project or any part thereof, and Seller has not received any oral or written notice that any public authority or utility intends or desires to take or use the Project or any part thereof.

     4.9  Truth and Accuracy of Material Facts.  To the best knowledge of
          ------------------------------------
Seller, all statements made and information given to Buyer in this Agreement, including any related Schedules and Exhibits, are true and accurate in every material respect, and no material fact has been withheld from Buyer. To the best knowledge of Seller, no representation or warranty of Seller in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements not misleading.

     4.10 Other Facts or Circumstances.  Seller has no knowledge or information
          ----------------------------
of any facts, circumstances, or conditions which do or would in any way adversely affect the Project, the improvements thereon, or the successful operation of the Project, except as specifically stated in this Agreement or any related Schedules and Exhibits.

     4.11 Leases.  There are no leases or other occupancy agreements relating to
          ------
the Project. Seller has not collected any prepaid rent in advance in excess of rent for the month during which the Closing occurs or the month immediately following such month, and as of the date hereof, there are no leasing commissions owing in connection with the Project.

     4.12 Pending Alterations.  Seller has not received (and has no knowledge
          -------------------
of) any notice or request from any insurance company or Board of Fire Underwriters (or organization exercising similar functions) requesting the performance of any work or alteration in respect of the Project. Seller shall promptly notify Buyer if Seller receives any such notice before the Closing.

     4.13  Contractual Obligations.  Any installations of personal property and
           -----------------------
any alterations or work in connection with the Project performed or required to be performed by Seller (i) under the terms of any leases, or (ii) under any contracts or other agreements affecting the Project have been completed and fully paid for by Seller. No rents or leases have been assigned (except pursuant to any mortgage to which Buyer agrees to take subject and for which Buyer receives a credit towards the purchase price). There are no contracts or agreements for services rendered in connection with the operation of the Project which Buyer shall be required to take the Project subject to, except as set forth in Schedule 4.13, affixed hereto, and both schedules are true, correct, and complete. Seller has paid all sums due for wages, utilities, or fees pursuant to all service contracts, management agreements, union contracts, or other agreements affecting the Project except as set forth in Schedule 4.13.

     4.14  Rights of Third Party Purchasers.  To the best of Seller's knowledge,
           --------------------------------
no person, firm, or entity (except as may be set forth in this Agreement) has any rights in or right to acquire the Project or any part thereof.

     4.15  Litigation.  Seller is not a party to any litigation, nor does he
           ----------
know of any threatened litigation, affecting the Project, and Seller shall give Buyer prompt notice if any such litigation is instituted before the Closing.

     4.16  New Contracts.  Seller shall not, without Buyer's written consent,
           -------------
negotiate or enter into any new service or other contract affecting the Project which cannot be terminated without cost to Buyer on or before the Closing.

     4.17  Environmental Compliance.  Seller has no knowledge of any conditions
           ------------------------
of the Real Property which violate any state or federal environmental law, rule, regulation, except those disclosed on Schedule 4.17, affixed hereto.

     4.18  Gold Crown Standards.  At all times prior to the Effective Date and
           --------------------
prior to the Closing Date, the operation of the Project has been and shall be conducted in strict adherence to the "Gold Crown Standards" as adopted by Resorts Condominiums International.

     5.  Right of Termination.  It shall be a condition to Buyer's obligation to
         --------------------
close that all of the material representations and warranties in Section 4 hereof shall be true at and as of the Closing (except to the extent Seller is permitted herein to take actions which may change such state of facts), and Seller further makes such representations as of the Closing (except to the extent Seller is permitted herein to take actions which may change such state of facts). Seller's representations and warranties shall not merge with the contract and shall survive the closing of this Agreement for the limited purpose of enforceability for a period of five years after delivery of the Warranty Deed, and any claim based upon breach of any such representation must be asserted within that period. Without limiting any of the rights of the Buyer provided for elsewhere in this Agreement, it is agreed that the obligation of the Buyer to close under this Agreement is conditioned upon the accuracy of all of the Seller's material warranties and representations and the due compliance by the Seller with all of its agreements set forth in this Agreement. If on the Closing Date, the Buyer determines that any of the Seller's representations or warranties is untrue and in any material respect, or if the Seller has not complied in all material respects with any of the Seller's material agreements, covenants or obligations in this Agreement, then the Buyer may elect to terminate this Agreement by notice given to the Seller, in which event neither Seller nor Buyer shall have any further rights or obligations hereunder.

     6.  Indemnity For Seller's Breach.  In the event the transaction set forth
         -----------------------------
in this Agreement is consummated, Seller agrees to indemnify the Buyer and hold the Buyer harmless and defend the Buyer from and against any and all loss, cost, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of a breach of any material representations, warranties, covenants, agreements or obligations of the Seller set forth in this Agreement. Seller's covenants pursuant to this Section 6 shall not merge with the contract and shall survive the closing of this Agreement for the limited purpose of enforceability for a period of five years after delivery of the Warranty Deed, and any claim pursuant to the covenants in this Section 6 must be asserted within that period.

     7.  Apportionments.
         --------------

     7.1  Items Prorated.  The following items shall be apportioned as of 11:59
          --------------
p.m. on the day immediately preceding the Closing Date:

             (a) Real estate taxes due and payable prior to and accrued in the year in which the closing occurs. The general real estate taxes for the year of Closing so prorated will be deemed to be equal to 110% of the amount of the general real estate taxes assessed for the year immediately preceding the Closing Date. All levied and pending assessments as of the Closing Date shall be the responsibility of and paid by Seller on the Closing Date;

             (b) Charges for water, sewer, electricity, gas and telephone, which are not metered to tenants under any leases or otherwise charged directly to tenants under any leases; provided that if the consumption of any such utilities is measured by meters, the Seller, on the Closing Date, shall furnish a current reading of each meter; and further provided that if there is not a meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted on the Closing Date on the basis that the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued;

        (c) Amounts paid or payable under transferable service and maintenance contracts, if any such service or maintenance contracts shall, at the Buyer's option, be assigned to and assumed by the Buyer on the Closing Date; and

        (d) Premiums on any existing transferable insurance policies or renewals of those expired prior to the Closing Date, if any such policy shall, at Buyer's option, be assigned to and assumed by the Buyer on the Closing Date.

     7.2 Survival. The provisions of Sections 7.1 shall survive the Closing
         --------
hereunder in accordance with the provisions set forth in Section 5 hereof.

     8. Closing.
        -------

     8.1 Closing Date and Documents. The closing (the "Closing") of the
         --------------------------
transactions contemplated hereby shall, subject to the provisions of this Agreement, take place on September 12, 1997 at 10:00 o'clock a.m. central daylight savings time at Tri-Lakes Title Company, Inc., Branson, Missouri (the "Original Closing Date"); provided, however, at any time before the Original Closing Date, Buyer shall have the right to establish an earlier date (the "Early Closing Date") for closing by giving Seller at least 5 business days' written notice of such Early Closing Date. If Buyer does not close the transaction contemplated herein for any reason other than a material breach by the Seller, then Seller shall retain the Earnest Money as liquidated damages for Buyer's breach of this Agreement and neither party shall have any further liability or obligation hereunder. With respect to the Closing Date, time is of the essence. The term, "Closing Date," shall refer to the Original Closing Date unless Buyer elects an earlier date as provided herein, in which event, it will refer to the Early Closing Date.

     8.2 Seller's Closing Obligations. On the Closing Date, Seller shall
         ----------------------------
deliver to Buyer the following items:



ASSET PURCHASE AGREEMENT / PAGE 10

     (a) A general warranty deed (the "Warranty Deed") in recordable form conveying the Project free and clear of all liens and encumbrances except the Permitted Encumbrances;

     (b) Copies of all policies of insurance covering the Project assigned to Buyer, at Buyer's option (which assignment shall be subject to the consent of the insurer), together with evidence of premium payment therefor;

     (c) An affidavit in a form acceptable to the title insurance company certifying that the Project is free from claims for mechanic's, materialman's and laborer's liens;

     (d) Appropriate resolutions from the Manager and Members of the Seller authorizing the transactions contemplated hereby and the execution and delivery of all of the documents executed in connection with this Agreement;

     (e) A certificate of the Seller dated as of the Closing Date certifying that all of the Seller's representations and warranties set forth in this Agreement remain true as of the Closing Date, or if not, specifying the respect in which such representation or warranty is no longer true;

     (f) A bill of sale conveying all of Seller's right, title and interest in and to all of the Tangible Personal Property and Intangible Personal Property comprising a portion of the Project free and clear of all liens and encumbrances, except the Permitted Exceptions;

     (g) An assignment of any service and maintenance contracts (to the extent that the Buyer, at its option, has elected to assume the same), if any, to the extent the same can be assigned;

     (h) Copies of all the plans, specifications, and blueprints for the Project which are available to Seller;

     (i) All maintenance records and operating manuals pertaining to the Project available to Seller;

     (j) All keys to the Project;

ASSET PURCHASE AGREEMENT/PAGE 11

        (k) All contractors' warranties and guaranties pertaining to the Project, together with assignments of such guaranties and warranties to the Buyer to the extent the same can be assigned;

        (l) Any operating statements relating to the Project available to Seller;

        (m) Any documents necessary to file the Warranty Deed;

        (n) Seller's original soil core tests, if available;

        (o) Seller shall satisfy each requirement of the Title Commitment;

        (p) A separate Estoppel, Subordination and Attornment Agreement executed by each of the lessees of the Leases which is in form reasonably acceptable to Buyer and Buyer's lender;

        (q) A notice of assignment of the Leases, if any, addressed to the lessees of the Leases, executed by Seller, advising each of the lessees of the assignment of its respective Lease and directing payments of all future rent to Buyer;

        (r) An assignment of each of the Leases, if any, in recordable form;
     and

        (s) Such other documents as may be reasonably required by Buyer to effectuate the sale of the Project.

        (t) Proof, satisfactory to Buyer, that all of Seller's trade payables and other liabilities arising from the operation of the Project have been satisfied in full, or will be satisfied at Closing.

        (u) An Assignment of all Contracts of Sale, Notes and Mortgages or other instruments securing same, together with the Original Notes, duly endorsed in favor of Buyer.

     8.3 Buyer's Closing Obligations. On the Closing Date, Buyer shall deliver
         ---------------------------
to Seller the following items:

        (a) The Purchase Price provided in Section 2.2(b) in the sum of Three Million Three Hundred Thousand Dollars ($3,300,000.00);


ASSET PURCHASE AGREEMENT / PAGE 12

          (b) A receipt for security deposits assigned or paid to the Buyer, if any; and

          (c) Such affidavits and other documents as the title insurance company may reasonably request regarding Buyer for the purposes of issuing title insurance for the Project.

     9. Costs, Brokers and Termination.
        -------------------------------

     9.1 Seller's Costs.  The Seller will pay the following costs: Seller's
         ---------------
attorneys' fees, all abstracting costs, costs incurred in issuing the Title Commitment (including any search charges and service fee), all revenue stamps, taxes or filing fees due with respect to the recording of any mortgage satisfactions or releases of any liens.

     9.2 Buyer's Costs.  Buyer will pay the following costs: Buyer's attorney's
         --------------
fees, costs incurred in connection with Buyer's due diligence investigation, any premium on the owner's policy of title insurance and mortgagee's policy of title insurance, the fee for recording the Warranty Deed and the fee for recording any mortgages.

     9.3 Brokers; Indemnity.  Buyer and Seller represent and warrant to each
         -------------------
other that neither they nor their agents, officers or employees, have entered into any agreement, engaged, used the services of or otherwise dealt with any broker or real estate agent in connection with this transaction. Seller and Buyer agree to indemnify and hold each other harmless and defend each other from and against any claim, loss, damage and liability, including without limitation reasonable attorneys' fees resulting from the claims of any broker or real estate agent if there is a breach of the foregoing warranty and representation. The provisions of this Section shall survive the Closing hereunder.

     10. Condemnation and Destruction.
         -----------------------------

     10.1 Condemnation. If, prior to the Closing Date, all or any portions of
          -------------
the Project are taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), the Seller shall notify the Buyer of such fact and the Buyer shall have the option (which option shall be set forth in a notice from the Buyer to the Seller given not later than ten
(10) days after receipt of the Seller's notice):


        (a) To terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder; or


ASSET PURCHASE AGREEMENT/PAGE 13

                (b) To accept title to the Project (other than the portion so taken) without any abatement of the Purchase Price, in which event the Seller shall assign and turn over to the Buyer at the Closing, and the Buyer shall be entitled to receive and keep all amounts awarded or to be awarded as the result of the taking.

        If Buyer does not make either option within the time indicated, the Buyer shall be deemed to have elected subsection 10.1(a) hereof.

        10.2 Destruction
             -----------

        (a) If, prior to the Closing Date, all or any material portion of the Project or the Tangible Personal Property is damaged or destroyed by fire or other casualty, the Seller shall notify the Buyer of such fact and the Buyer shall have the option (which option shall be set forth in a written notice from the Buyer to the Seller given not later than ten (10) days after receipt of the Seller's notice):

                (1) To terminate this Agreement, in which event neither party shall have any further right or obligations hereunder;

                (2) To accept title to the Project in its existing condition without any abatement of the Purchase Price, in which event the Seller shall assign to the Buyer, at the Closing, all of the Seller's right, title and interest in and to the insurance proceeds awarded or to be awarded to the Seller as the result of such damage or destruction.

        If Buyer does not make either option within the time indicated, the Buyer shall be deemed to have elected subsection 10.1(a) hereof.

        (b) In the event there is damage to or destruction of an immaterial part of the Project or the Tangible Personal Property by fire or other casualty, such damage or destruction shall be repaired promptly by the Seller, and in the event the same is not repaired on or before the Closing Date, then at the Buyer's option:

                (1) The Closing shall be postponed until such repairs have been completed; or,

           (2) The reasonable cost of such repairs, as estimated by the Buyer, shall be withheld from the Purchase Price and paid over to the Seller upon completion of the repairs and delivery to the Buyer of satisfactory evidence that all mechanics, laborers and materialmen providing services or materials in connection therewith have been paid in full, and the Seller's obligation to complete such repairs promptly shall survive the Closing hereunder.

     11.   Conditions to Obligations of Buyer. The obligations of Buyer, under
           ----------------------------------
this Agreement, shall be subject to the following conditions, any of which may be waived by Buyer:

     11.1  Representations and Warranties True at Closing. Buyer shall not have
           ----------------------------------------------
discovered any material error, misstatement or omission in the representations and warranties made by the Seller in Section 4 hereof; the respective representations and warranties made by the Seller herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects; the Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and Buyer shall have received a certificate, dated to the effect set forth in this Section 11.1.

     11.2  No Damage or Destruction. Prior to the Closing, there shall not have
           ------------------------
occurred any casualty to any facility, property, machinery, equipment or the building owned or used by the Seller. Additionally, there shall have been no change in the business, properties or operations of the Seller which would have a materially adverse effect on the value of the business and properties of the Seller.

     11.3  Consents. Seller shall have obtained and delivered to Buyer written
           --------
consents or approvals of all persons or entities whose consent or approval is required to consummate the transactions contemplated herein.

     11.4  Delivery of Closing Documents. Seller shall have delivered to Buyer
           -----------------------------
each of the closing documents listed and set forth herein, together with any additional documents which Buyer may reasonably request in writing to effect the transactions contemplated herein.

     12.   Condition to Obligations of Seller. The obligations of Seller, under
           ----------------------------------
this Agreement, shall be subject to the simultaneous closing by Buyer of the acquisition of Pads 7 and 9 of Palace View Condominium, Branson, Missouri, pursuant to the terms of an Asset Purchase Agreement of even date herewith between Buyer and Palace View Ventures, LLC and Palace View, Inc. (the "Palace View Contract"). This condition may be waived by Seller.

     13. Miscellaneous.
         -------------

     13.1  Notices
           -------

     (a) All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand or request is being made by postage, prepaid, certified or registered mail, return receipt requested, as follows:

     TO THE SELLER:      William Papaik
                         McConnell Building, Suite F
                         2445 North Main Street
                         Crossville, TN 38555
                         Telecopier (615)484-0054

     WITH A COPY TO:     Thomas A. Clure
                         Clure, Eaton, Butler, Michelson,
                          Ferguson & Munger, P.A.
                         222 West Superior Street, Suite 200
                         Duluth, MN 55802
                         Telecopier (218)720-6722

     AND
     WITH A COPY TO:     Thom G. Field
                         Neale and Newman
                         P.O. Box 10327
                         Springfield, MO 65808
                         Telecopier (417)882-2529

     TO THE BUYER:       Michael G. Todd
                         Capitol Communities Corporation
                         25550 Hawthorne Boulevard, Suite 207
                         Torrence, CA 50505
                         Telecopier (310)375-3841

ASSET PURCHASE AGREEMENT/PAGE 16

     WITH A COPY TO:  G. Robert Hardin
                      HARDIN & GRACE, P.A.
                      410 West Third Street, Suite 200
                      Little Rock, AR 72201
                      Telecopier (501) 376-6337

     (b) Any such notice, demand or request shall be deemed to have been rendered or given on the date of mailing.

     (c) Notice of any address change shall be given in accordance with the provisions of this Section.

     13.2 Entire Agreement.  This Agreement and the Exhibits attached hereto
          ----------------
contain all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written understandings. All provisions of this Agreement shall survive closing.

     13.3 Amendments.  This Agreement may not be changed, modified or terminated
          ----------
except by an instrument executed by the parties hereto.

     13.4 Waiver. No waiver by either party of any failure or refusal of the
          ------
other party to comply with any of its obligations shall be deemed a waiver of any other or subsequent failure or refusal so to comply.

     13.5 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

     13.6 Section Headings. The headings of the various Sections of this
          ----------------
Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

     13.7 Governing Law. This Agreement shall be governed by and in accordance
          -------------
with the laws of the State of Missouri applicable to contracts made and to be performed wholly within that State; and the parties agree that venue for any legal action arising from the agreement shall be in Taney County, Missouri.

     13.8 Counterparts. This Agreement may be executed in counterparts as if
          ------------
each party executed one document.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated herein below.

                                     SELLER:

                                     PVP DEVELOPMENT COMPANY, LLC


                                     BY: /s/ Stafford Kees, Jr.
DATE OF                                 ----------------------------------------
EXECUTION: 6-12-97                       Stafford Kees, Jr., Managing Member
          -----------------------

                                     BUYER:

                                     CAPITOL COMMUNITIES CORPORATION


                                     BY:
DATE OF                                 ----------------------------------------
EXECUTION:                               Michael G. Todd
          -----------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated hereinbelow.

                                    SELLER:

                                    PVP DEVELOPMENT COMPANY, LLC


DATE OF                             BY:
EXECUTION:                             ------------------------------------
          --------------               Stafford Kees, Jr., Managing Member

                                    BUYER:

                                    CAPITOL COMMUNITIES CORPORATION


DATE OF                             BY: /s/ Michael G. Todd
EXECUTION: 6/16/97                     ------------------------------------
          --------------               Michael G. Todd


ASSET PURCHASE AGREEMENT/PAGE 18

                               SCHEDULE 1.1 (a)

                         DESCRIPTION OF REAL PROPERTY
                         ----------------------------

                                  (Attached)

                                 SCHEDULE 3.1

                      DESCRIPTION OF PERMITTED EXCEPTIONS
                      -----------------------------------

                                     None

                                 SCHEDULE 4.4

                          RESTRICTIONS AND EASEMENTS
                          --------------------------

                                   Attached

                                 SCHEDULE 4.13

                               SERVICE CONTRACTS
                               -----------------

                                     None

                                 SCHEDULE 4.17

                 KNOWN EXCEPTIONS TO ENVIRONMENTAL COMPLIANCE
                 --------------------------------------------

                                     None